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                                                                   EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               FORE SYSTEMS, INC.
           (AS AMENDED BY CERTIFICATE OF AMENDMENT DATED MAY 6, 1996)

                                   * * * * *

                  1. The name of the corporation is FORE Systems, Inc. The name under which the corporation was originally incorporated is FSRC, Inc. The corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 24, 1992.

                  2. This Amended and Restated Certificate of Incorporation restates and integrates and also further amends in certain respects the corporation's Amended and Restated Certificate of Incorporation.

                  2. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                                   * * * * *

                  FIRST:  The name of the corporation is

                               FORE Systems, Inc.

                  SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The nature of the business or purposes to be conducted or promoted is:

                           To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Three Hundred Five Million (305,000,000) shares, which shall be divided into classes as follows:

                           A. Three Hundred Million (300,000,000) shares of Common Stock, the par value of each of which shares is One Cent ($.01), amounting in the aggregate to Three Million Dollars ($3,000,000); and

                           B. Five Million (5,000,000) shares of Preferred Stock, the par value of each of which shares is One Cent ($.01),

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         amounting in the aggregate to Fifty Thousand Dollars ($50,000.00). The corporation's board of directors is hereby expressly authorized to provide by resolution or resolutions from time to time for the issue of the Preferred Stock in one or more series, the shares of each of which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be permitted under the General Corporation Law of the State of Delaware and as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors pursuant to the authority expressly vested in the board of directors hereby.

                  FIFTH:   The corporation is to have perpetual existence.

                  SIXTH:

                           A. The business and affairs of the corporation shall be managed by or under the direction of a board of directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire board of directors; provided, however, that in no event shall the number of directors be less than three (3). The directors shall be divided into three (3) classes, designated Class I, Class II and Class
         III. Each class shall consist, as nearly

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         as may be possible, of one-third (1/3) of the total number of directors constituting the entire board of directors. Effective upon the filing of this Amended and Restated Certificate of Incorporation, Class I directors shall serve for a term ending upon the annual meeting of stockholders held in the corporation's fiscal 1995 year, Class II directors shall serve for a term ending upon the annual meeting of stockholders held in the corporation's fiscal 1996 year and Class III directors shall serve for a term ending upon the annual meeting of stockholders held in the corporation's fiscal 1997 year. At each succeeding annual meeting of stockholders beginning with the annual meeting of stockholders held in the corporation's fiscal 1995 year, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law. In the event such election is not held at an annual meeting of stockholders, it shall be held at any adjournment thereof or a special meeting.

                           B. Except as otherwise required by law, any vacancy on the board of directors that results from an increase in the number of directors shall be filled only by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring in the board of directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. A director may be removed only for cause by the stockholders.

                           C. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto and such

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         directors so elected shall not be divided into classes pursuant to this Article SIXTH, in each case unless expressly provided by such terms.

                  SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

                  EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                  NINTH: Subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, the stockholders of the corporation shall have no authority to call a special meeting of the stockholders.

                  TENTH: Effective immediately upon the corporation becoming subject to the periodic reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, with respect to any class of its capital stock:

                           A. no action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting; and

                           B. the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                  ELEVENTH: Elections of directors need not be by written ballot unless the by-laws shall so provide.

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